Exhibit 10.5
FORM OF EMPLOYMENT AGREEMENT
Between
China Lodging Group, Limited
And
an Executive Officer

EMPLOYMENT AGREEMENT
     This EMPLOYMENT AGREEMENT (the “Agreement”) is signed on               in Shanghai, the People’s Republic of China (“China”), between China Lodging Group, Limited, a limited liability company organized and existing under the laws of the Cayman Islands (the “Company”), and              , an individual residing at               (the “Employee”).
     IN CONSIDERATION OF the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:
1. Employment
     The Company hereby agrees to employ the Employee and the Employee hereby agrees to serve as an employee of the Company and one or more of its subsidiaries in such capacities and upon such conditions as are hereinafter set forth.
2. Employment Period
     (a) Period of Employment. The Employee’s employment shall commence on               (the “Start Date”), and shall continue for a period of four (4) years from the Start Date (the “Employment Period”), unless this Agreement is earlier terminated in accordance with its terms.
     (b) Extension or Renewal. The Employment Period may be renewed or extended for an additional period upon expiration of the initial Employment Period by written agreement between the parties. Negotiation to renew or extend the Employment Period shall be held at least sixty (60) days prior to expiration of the initial Employment Period.
3. Responsibilities
     (a) Appointment. The Employee shall serve as               of the Company and shall devote his full time, attention and best efforts to the business affairs of the Company and its subsidiaries. Unless the Board of Directors determines otherwise, during the Employment Period, the Employee also agrees to serve as               of the Company’s wholly owned subsidiaries in China (“WFOEs”) listed in Schedule A.
     (b) Duties. The              ’s responsibilities shall initially include (which responsibilities may be amended by the Board of Directors from time to time if the Board of Directors determines in good faith such amendment is in the best interests of the Company):

     (c) Board Supervision. The Employee shall be subject to the oversight and direction of Board of Directors, which shall retain full power and authority for overseeing the management of the business affairs of the Company.
4. Place of Employment; Devotion of Time to Business
     (a) Place of Employment. The Employee’s place of employment shall be in China. While discharging his/her duties and responsibilities hereunder, the Employee may be required to travel from time to time outside of China and, as a result, be temporarily absent from his/her place of employment.
     (b) Devotion of Time to Business. The Employee is employed on a full-time basis, to work generally for eight (8) hours per working day. The Company may adjust the Employee’s working hours at any time due to its business requirements provided that such adjustment is in compliance with any applicable laws and regulations. The Employee agrees to work such extra hours as necessary to perform his/her duties and to travel as necessary. These extra hours may, on occasion, necessitate working overtime for no additional remuneration from the Company.
5. Compensation
     (a) Base Salary. The Company shall pay (or cause to be paid by the WFOEs or any of the Company’s subsidiaries) to the Employee an initial monthly gross salary of RMB              , payable as specified below and pursuant to the Company’s usual payroll practices. The Company shall review the Employee’s compensation within three (3) to six (6) months after the Start Date to determine, in its sole discretion, if any adjustment to the Employee’s salary is necessary.
     The Employee’s salary shall be paid monthly in arrears no later than the tenth (10th) day of the following month and shall be paid directly to a bank account as designated by the Employee. Subject to the Company’s discretion, the salary can be paid either in RMB or US Dollars. The applicable exchange rate shall be the central parity rate as issued daily by the People’s Bank of China on the last day of each month. The salary is payable in monthly installments during each year, or any portion thereof, during the Employment Period.
     (b) Discretionary Bonus. The Employee is eligible to participate in the Company’s annual performance bonus scheme. During the Employment Period, the Board of Directors, in its sole discretion and in accordance with the Articles, may award (or cause to be awarded) to the Employee an annual bonus based on the Employee’s performance and other factors.
     (c) Executive Compensation Plans. In addition to the cash compensation provided for in Sections 5(a) and (b), the Employee, subject to meeting eligibility provisions, shall be entitled to participate in the Company’s executive compensation plans, including management incentive plans, deferred compensation plans and stock option plans.
     (d) Benefits. In addition to the cash compensation provided in Sections 5(a) and (b), subject to meeting eligibility requirements, the Employee shall be entitled to participate in all employee benefit plans of the Company, as presently in effect or as modified or supplemented from time to time including plans for retirement benefits, medical insurance, disability insurance and other benefits. The Employee shall also be entitled to ten (10) days of paid vacation in the first two years of the Employment Period and fifteen (15) days of paid vacation per year thereafter. All benefits shall begin to accrue on the Start Date.

     (e) Expenses. The Company shall reimburse the Employee for travel and other business expenses reasonably incurred and properly documented by the Employee in the performance of all his duties, and provide such other facilities and services as the Company and the Employee may from time to time agree are appropriate, all in accordance with the Company’s established practices.
     (f) Payer of Compensation. Subject to the Company’s discretion, all compensation, salary, benefits and remuneration in this Agreement can be paid by the Company, the WFOEs or its subsidiaries.
6. Representations
     The Employee hereby represents and warrants that the execution of this Agreement and the performance of the Employee’s obligations hereunder will not breach or be in conflict with any other agreement to which the Employee is a party or is bound and that the Employee is not now subject to any covenants against competition or similar covenants that would affect the performance of the Employee’s obligations under this Agreement. The Employee will not disclose to or use on behalf of the Company any proprietary information of a third party without such party’s consent.
7. Termination of Employment Period
     (a) Death. The Employment Period shall terminate automatically upon the death of the Employee. The Company shall pay to the Employee’s beneficiaries or estate, as appropriate, any compensation then due and owing, including payment for accrued unused vacation, if any. Thereafter, all obligations of the Company under this Agreement shall cease.
     (b) Disability. If, by reason of any physical or mental incapacity, the Employee shall become permanently disabled in the Employment Period, the Company may terminate the Employment Period upon fourteen (14) days’ advance written notice and the Company shall pay the Employee the severance package as provided in Section 7(b) as well as all compensation to which he is entitled pursuant to applicable law. For purposes hereof, “permanent disability” means inability to perform the services of               required hereunder due to physical or mental disability which continues for ninety (90) consecutive days. Nothing in this Article shall affect the Employee’s rights under any applicable Company disability plan.
     (c) Termination by the Employee. If at any time during the Employment Period, the Company fails, without the Employee’s consent and without “just cause” (as defined below), to cause the Employee to be elected or re-elected as               of the Company or otherwise as a full-time employee of the Company, or removes the Employee such office (other than in connection with an amendment of the responsibilities of the

Employee if the Board of Directors determines in good faith such amendment is in the best interests of the Company), the Employee shall have the right by written notice to the Company to terminate his services hereunder, effective as of the last day of the first month after the receipt by the Company of the written notice (or such earlier day as shall be individually agreed), in which event the Employment Period shall so terminate on the last day of such month. Termination under the circumstances described in this Section 7(c) shall be deemed as a termination by the Company other than for “material breach” or “just cause” with all the consequences which flow from such termination pursuant to Section 7(d).
     If the Employee exercises the Employee’s right of termination under this Section 6(c), the Employee shall resign voluntarily as an employee of the Company and any of its WFOEs and other subsidiaries on the date the Employee’s termination of employment becomes effective as provided for in the preceding paragraph.
     (d) Termination by the Company other than for Material Breach or Just Cause. If the Company should terminate the Employment Period for other than material breach or just cause, as herein defined, or if the Employee should terminate the Employment Period pursuant to Section 7(c), the Company shall provide the Employee with thirty (30) days’ advance written notice. The Company shall have the option, in its complete discretion, to terminate the Employee at any time prior to the end of such notice period, provided the Company pays the Employee all compensation due and owing through the last day actually worked, plus an amount equal to the base salary the Employee would have earned through the balance of the above notice period.
     “Material breach” and “just cause” shall mean (i) the continual failure by the Employee to perform substantially his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Employee by the Board of Directors; (ii) conviction of a felony or any conviction in relation to his negligent or willful misconduct; (iii) habitual drunkenness; (iv) excessive absenteeism not related to illness, sick leave or vacations, but only after notice from the Board of Directors followed by a repetition of such excessive absenteeism; (v) dishonesty; (vi) continuous conflicts of interest after notice in writing from the Board of Directors, (vii) the material breach of any fiduciary duty owed to the Company, as determined in good faith by the Board of Directors; or (viii) the material breach of any of the provisions of this Agreement, which breach is not cured within thirty (30) days after the Board of Directors notifies the Employee in writing of such breach. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for material breach or just cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the Board of Directors at a meeting of the Board of Directors called and held (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee’s counsel, to be heard before the Board of Directors) for the purpose of determining whether in the good faith opinion of the Board of Directors the Company has just cause to terminate the Employee’s employment.
     (e) Termination by the Company for Material Breach or Just Cause. If the Company should terminate the Employment Period for material breach or just cause, as herein defined, the Employee will be entitled to be paid the base annual salary otherwise payable to the Employee under Section 5(a) through the end of the month in which the Employment Period is terminated.
     (f) Change in the Company Status. To the extent permitted by law, the Company, in its sole discretion, may terminate the Employment Period (in which case all of the Company’s obligations under this Agreement shall cease after payment of all compensation due and owing) upon any formal action of the Company’s management to terminate the Company’s existence or otherwise wind up its affairs, to sell all or substantially all of its assets, or to merge with or into another entity.
     (g) No Termination for Transfer of Work Location. Employee hereby agrees to being physically transferred at any time during the Employment Period to any one of the WFOEs or subsidiaries of the Company as well as any successor entities of the Company. Such transfer is expressly permitted and agreed to pursuant to this Agreement. In the event of such a transfer, references to the Company as the employer in this Agreement shall be deemed reference to such WFOE, subsidiary or successor of the Company.
     (h) Termination Obligations. Upon termination of this Agreement, the Employee agrees that all property, including, without limitation, all equipment, tangible confidential information, documents, records, notes, contracts and computer-generated materials furnished to or prepared by the Employee incident to his employment shall be returned promptly to the Company.
     (i) Due Practice. The Employee shall not, and shall not direct any other person to, pay, offer to pay, promise or give to any government official, any political party or official thereof, or to any candidate for political office (or to any other person where such person knew or was aware of a high probability that all or a portion of such money or thing of value will be paid, offered, promised or given to any of those listed above) for the purpose of influencing any action, omission or decision by such government official, political party, party official or candidate or inducing any such person to use his influence with any government entity, in order to assist the Company in obtaining or retaining business for the Company or in directing business to the Company.
     (j) Non-Disclosure. The Employee shall not, at any time during or following the Employment Period, disclose, use, transfer or sell, except in the course of employment with the Company, any confidential information or proprietary data of the Company and its subsidiaries so long as such information or proprietary data remains confidential and has not been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process.
     (k) Non-Competition Agreement. At all times during the Employee’s employment with the Company, the Employee is not permitted to engage in or carry on any full-time employment other than his employment with the Company.
     Without the consent in writing of the Board of Directors, at all times during the Employee’s employment with the Company or any of its subsidiaries and for a period of two (2) years after the termination of the Employee’s employment with the Company and all of its subsidiaries for any reason whatsoever, the Employee will not permit his name to be used by, or engage in, or carry on, directly or indirectly, either for himself or as a member of a partnership or as a stockholder, investor, officer or director of a corporation or company or as an employee, agent, associate or consultant of any person, partnership or corporation or company, any business in competition with the business carried on by the Company or any of its subsidiaries or affiliates in China, including but not limited to competing businesses with respect to acquiring, owning, enhancing, managing, operating or maintaining assets, real property or other facilities for use in lodging-related business activities, including, but not limited to limited service, deluxe, luxury, upscale, and mid-scale with food and beverage service. To the extent any court or other governmental authority with competent jurisdiction finds that compensation is required under applicable law to enforce this Section 7(k), the Company shall have the option to pay such compensation or waive its rights under this Section 7(k).
8. Taxes
     The Employee shall comply with the taxation laws of the applicable jurisdiction. The Company may withhold tax for any amount payable to the Employee if so required by the applicable laws and regulations.
9. Notices
     All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person, addressed, in the case of:

(a)	The Employee, to:

(b)	The Company, to:

Floor 5, Building 57

No. 461 Hongcao Road

Shanghai 200233

The People’s Republic of China
10. Successors and Assigns
     Neither party may assign this Agreement or the rights and obligations hereunder to any third party; provided, however, that the Company may assign its rights and obligations under this Agreement to a successor entity to the Company as the result of a merger or other corporate reorganization and which continues the business of the Company, or to any subsidiary of the Company. This Agreement shall be binding upon and shall inure to the benefit of the Employee, the Employee’s heirs, executors, administrators and beneficiaries, and the Company and its successors.
11. Governing Law; Severability
     This Agreement is governed by and is to be construed and enforced in accordance with the laws of the Hong Kong Special Administrative Region. If under such laws, any portion of this Agreement at any time conflicts with any applicable law and regulation, such portion shall be deemed to be modified to conform thereto, or if that is not possible, to be omitted from this Agreement and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.
12. Entire Agreement
     This Agreement constitutes the entire understanding between the Company and the Employee relating to the Employee’s employment by the Company and supersedes all prior written and oral agreements and understandings with respect to the subject matter of this Agreement, provided, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date of this Agreement, all of which agreements shall continue in full force and effect until terminated in accordance with their respective terms, provided, further, that the Employee may enter into separate employment agreements with subsidiaries of the Company in China consistent with the terms hereof. In the event of a conflict between the provisions of such other employment agreements and this Agreement, subject to applicable law, the provisions of this Agreement shall prevail.
13. Amendments
     This Agreement may be amended only by a written instrument duly executed by the Employee and a duly authorized representative of the Company other than the Employee.
14. The Employee’s Acknowledgement
     The Employee acknowledges (i) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (ii) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.
15. Language
     This Agreement is entered into in English only. Any Chinese translation of this Agreement, if any, is for reference only and shall not be legally binding document. Accordingly, the English version will prevail in the event of any inconsistency between the English and any Chinese translations thereof.

IN WITNESS WHEREOF, the Company and the Employee have caused this Agreement to be executed on the date first written above.

China Lodging Group, Limited

By:		By:

	Name:		Name:
Title:

SCHEDULE A
WFOES